Exhibit 10.39

GUARANTY OF RECOURSE OBLIGATIONS

made by

JMI REALTY LLC and

BEHRINGER HARVARD OPPORTUNITY REIT II, INC.,

as Guarantor

In favor of

WELLS FARGO BANK, N.A., AS TRUSTEE FOR THE MORGAN STANLEY

CAPITAL I INC. COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

SERIES 2006-XLF

as Lender

Dated as of October 20, 2010

Loan No. 03-0258351

GUARANTY OF RECOURSE OBLIGATIONS

This GUARANTY (this “Guaranty”), dated as of October 20, 2010, made by JMI REALTY LLC, a Delaware limited liability company (“JMI”), having an address of 111 Congress Avenue, Suite 2600, Austin, Texas 78701, and BEHRINGER HARVARD OPPORTUNITY REIT II, INC. (“Behringer”, and together with JMI, “Guarantor”), having an address of c/o Behringer Harvard Kauai Hotel, LLC, 15601 Dallas Parkway, Suite 600, Addison Texas 75001, in favor of WELLS FARGO BANK, N.A., AS TRUSTEE FOR THE MORGAN STANLEY CAPITAL I INC. COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2006-XLF (together with its successors and assigns, hereinafter referred to as “Lender”), having an address at c/o Midland Loan Services, Inc., 10851 Mastin, Suite 300, Overland Park, Kansas 66210.

RECITALS:

A.            Lender is the owner and holder of a loan to Waipouli Owner LLC, a Delaware limited liability company (“Original Borrower”) in the current principal amount of $43,200,000.00 (the “Loan”), which Loan is evidenced and secured by, among other security: (i)  an Amended and Restated Promissory Note (“Original Note”) dated August 15, 2006 executed by Original Borrower to the order of Morgan Stanley Mortgage Capital, Inc., a New York corporation (“Original Lender”) in the original principal amount of $52,000,000.00; (ii) the Leasehold Mortgage, Assignment of Leases and Rents, Security Agreement, Financing Statement and Fixture Filing, dated June 20, 2006 (together with that certain Spreader Agreement by and between Original Borrower and Original Lender dated October 20, 2006 and filed for record on October 20, 2006, as Land Court Document No. 3501709, and the First Amendment of Mortgage and Assignment of Leases of even date herewith, the “Security Instrument”), which Security Instrument encumbers the property (real and personal) described in the Security Instrument (herein collectively referred to as the “Property”); (iii) that certain Loan Agreement dated June 20, 2006 between Original Borrower and Original Lender, as amended by that certain letter agreement dated August 15, 2006 by and among Original Borrower, Original Lender, Waipouli Senior Mezzanine, LLC and Waipouli Junior Mezzanine, LLC (as amended, the “Original Loan Agreement”); and (iv) certain other agreements, instruments and documents evidencing and securing the Loan.

B.            Lender has agreed to consent to a transfer of the Property from Original Borrower to Kauai Coconut Beach, LLC, a Delaware limited liability company, (“Borrower”) and the assumption of the Loan by Borrower (collectively hereinafter the “Transfer and Assumption”) under the terms of the following: (collectively, the “Loan Documents”):  (i) that certain Consent, Assumption, and Modification Agreement with Release dated the date hereof by and among Borrower, Original Borrower, Lender and other parties (“Consent Agreement”); (ii) that certain Amended and Restated Promissory Note dated the date hereof in the original principal amount of $38,000,000.00, by and between Borrower and Lender (“Note”); (iii) that certain Amended and Restated Loan Agreement dated the date hereof by and between Borrower and Lender (“Loan Agreement”); and (iv) the other agreements, instruments and documents described on Exhibit B of the Consent Agreement.  All terms capitalized herein and not otherwise defined herein shall have the meaning set forth in the Loan Agreement, and if not defined in the Loan Agreement, the meaning set forth in the other Loan Documents.

C.            As a condition to Lender’s approval of the Transfer and Assumption, Lender is requiring that Guarantor execute and deliver to Lender this Guaranty.

D.            Guarantor hereby acknowledges that Guarantor will materially benefit from Lender’s approval of the Transfer and Assumption.

NOW THEREFORE, in consideration of the promises set forth herein and as an inducement for and in consideration of Lender’s approval of the Transfer and Assumption pursuant to the Assumption Documents, Guarantor hereby agrees, covenants, represents and warrants to Lender as follows:

1.             Definitions.

(a)           All capitalized terms used and not defined herein shall have the respective meanings given such terms in the Loan Agreement.

(b)           The term “Guaranteed Obligations” means (i) Borrower’s Recourse Liabilities, and (ii) from and after the date that any Springing Recourse Event occurs, payment of all the Debt (as defined in the Loan Agreement) as and when the same is due in accordance with the Loan Documents (and whether accrual prior to, on or after such date).

2.             Guaranty.

(a)           Guarantor hereby irrevocably, absolutely and unconditionally guarantees to Lender the full, prompt and complete payment when due of the Guaranteed Obligations.

(b)           All sums payable to Lender under this Guaranty shall be payable on demand and without reduction for any offset, claim, counterclaim or defense.

(c)           Guarantor hereby agrees to indemnify, defend and save harmless Lender from and against any and all costs, losses, liabilities, claims, causes of action, expenses and damages, including reasonable attorneys’ fees and disbursements, which Lender may suffer or which otherwise may arise by reason of Borrower’s failure to pay any of the Guaranteed Obligations when due, irrespective of whether such costs, losses, liabilities, claims, causes of action, expenses or damages are incurred by Lender prior or subsequent to (i) Lender’s declaring the Principal, interest and other sums evidenced or secured by the Loan Documents to be due and payable or (ii) the commencement of a judicial or non-judicial foreclosure of the Mortgage (but not after completion of any foreclosure sale or deed-in-lieu thereof).

(d)           Guarantor agrees that no portion of any sums applied (other than sums received from Guarantor in full or partial satisfaction of its obligations hereunder), from time to time, in reduction of the Debt shall be deemed to have been applied in reduction of the Guaranteed Obligations until such time as the Debt has been paid in full, or Guarantor shall have made the full payment required hereunder, it being the intention hereof that the Guaranteed Obligations shall be the last portion of the Debt to be deemed satisfied.

3.             Representations and Warranties.  Behringer hereby represents and warrants to Lender as follows (which representations and warranties shall be given as of the date hereof and shall survive the execution and delivery of this Guaranty):

(a)           Organization, Authority and Execution.  Behringer is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, and has all necessary power and authority to own its properties and to conduct its business as presently conducted or proposed to be conducted and to enter into and perform this Guaranty, the Consent Agreement,  and all other agreements and instruments to be executed by it in connection herewith.  This Guaranty has been duly executed and delivered by Behringer.

(b)           Enforceability.  This Guaranty and the Consent Agreement each constitutes a legal, valid and binding obligation of Behringer, enforceable against Behringer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally.

(c)           No Violation.  The execution, delivery and performance by Behringer of its obligations under this Guaranty and the Consent Agreement have been duly authorized by all necessary action, and does not and will not violate any law, regulation, order, writ, injunction or decree of any court or governmental body, agency or other instrumentality applicable to Behringer, or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any mortgage lien, charge or encumbrance of any nature whatsoever upon any of the assets of Behringer pursuant to the terms of any mortgage, indenture, agreement or instrument to which Behringer is a party or by which it or any of its properties is bound.

(d)           No Litigation.  There are no actions, suits or proceedings at law or at equity, pending or, to Behringer’s best knowledge, threatened against or affecting Behringer or which involve or might involve the validity or enforceability of this Guaranty or the Consent Agreement or which might materially adversely affect the financial condition of Behringer or the ability of Behringer to perform any of its obligations under this Guaranty and the Consent Agreement.  Behringer is not in material default beyond any applicable grace or cure period with respect to any order, writ, injunction, decree or demand of any Governmental Authority which might materially adversely affect the financial condition of Behringer or the ability of Behringer to perform any of its obligations under this Guaranty and the Consent Agreement. There is no bankruptcy, receivership or insolvency proceeding pending or threatened against Behringer.

(e)           Consents.  No consents, approvals, orders or authorizations of, or registrations, declaration or filings with, all Governmental Authorities (collectively, the “Consents”) are required in connection with the valid execution, delivery and performance by Behringer of this Guaranty and the Consent Agreement except those that have been obtained or where the failure to obtain the same would not have a material adverse effect on Behringer’s performance hereunder.

(f)            Financial Statements and Other Information.  All financial statements of Behringer heretofore delivered to Lender are true and correct in all material respects and fairly present the financial condition of Behringer as of the respective dates thereof, and no materially adverse change has occurred in the financial conditions reflected therein since the respective dates thereof.  None of the aforesaid financial statements or any certificate or statement furnished to Lender by or on behalf of Behringer in connection with the transactions contemplated hereby, and none of the representations and warranties in this Guaranty and the Consent Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.  Behringer is not insolvent and has assets which exceed its obligations, liabilities and debts and the execution, delivery and performance of this Guaranty and the Consent Agreement will not render Behringer insolvent.

(g)           Consideration.  Behringer is the owner, directly or indirectly, of certain legal and beneficial equity interests of Borrower.

(h)           Behringer does not have any intention to do any of the following within 180 days following the date hereof:  (i) seek entry of any order for relief as debtor and a proceeding under the Bankruptcy Code (as hereinafter defined), (ii) seek consent to or not contest the appointment of a receiver or trustee for itself or for all or any part of its property, (iii) file a petition seeking relief under any bankruptcy, arrangement, reorganization or other debtor relief laws, or (iv) make a general assignment for the benefit of its creditors.

(i)            All representations and warranties referred to herein or in the Consent Agreement shall be true as of the date of this Guaranty and shall survive the closing of the Transfer and Assumption.

Lender is entitled to rely, and has relied, upon these representations and warranties in the execution and delivery of this Guaranty, the Consent Agreement and all other documents and instruments executed and delivered by Lender in connection with the Transfer and Assumption.

4.             Representations and Warranties.  JMI hereby represents and warrants to Lender as follows (which representations and warranties shall be given as of the date hereof and shall survive the execution and delivery of this Guaranty):

(a)           Organization, Authority and Execution.  JMI is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all necessary power and authority to own its properties and to conduct its business as presently conducted or proposed to be conducted and to enter into and perform this Guaranty, the Consent Agreement,  and all other agreements and instruments to be executed by it in connection herewith.  This Guaranty has been duly executed and delivered by JMI.

(b)           Enforceability.  This Guaranty and the Consent Agreement each constitutes a legal, valid and binding obligation of JMI, enforceable against JMI in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally.

(c)           No Violation.  The execution, delivery and performance by JMI of its obligations under this Guaranty and the Consent Agreement have been duly authorized by all necessary action, and does not and will not violate any law, regulation, order, writ, injunction or decree of any court or governmental body, agency or other instrumentality applicable to JMI, or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any mortgage lien, charge or encumbrance of any nature whatsoever upon any of the assets of JMI pursuant to the terms of any mortgage, indenture, agreement or instrument to which JMI is a party or by which it or any of its properties is bound.

(d)           No Litigation.  There are no actions, suits or proceedings at law or at equity, pending or, to JMI’s best knowledge, threatened against or affecting JMI or which involve or might involve the validity or enforceability of this Guaranty or the Consent Agreement or which might materially adversely affect the financial condition of JMI or the ability of JMI to perform any of its obligations under this Guaranty and the Consent Agreement.  JMI is not in material default beyond any applicable grace or cure period with respect to any order, writ, injunction, decree or demand of any Governmental Authority which might materially adversely affect the financial condition of JMI or the ability of JMI to perform any of its obligations under this Guaranty and the Consent Agreement. There is no bankruptcy, receivership or insolvency proceeding pending or threatened against JMI.

(e)           Consents.  No consents, approvals, orders or authorizations of, or registrations, declaration or filings with, all Governmental Authorities (collectively, the “Consents”) are required in connection with the valid execution, delivery and performance by JMI of this Guaranty and the Consent Agreement except those that have been obtained or where the failure to obtain the same would not have a material adverse effect on JMI’s performance hereunder.

(f)            Financial Statements and Other Information.  All financial statements of JMI heretofore delivered to Lender are true and correct in all material respects and fairly present the financial condition of JMI as of the respective dates thereof, and no materially adverse change has occurred in the financial conditions reflected therein since the respective dates thereof.  None of the aforesaid financial statements or any certificate or statement furnished to Lender by or on behalf of JMI in connection with the transactions contemplated hereby, and none of the representations and warranties in this Guaranty and the Consent Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.

(g)           Consideration.  JMI is the owner, directly or indirectly, of certain legal and beneficial equity interests of Borrower.

(h)           JMI does not have any intention to do any of the following within 180 days following the date hereof:  (i) seek entry of any order for relief as debtor and a proceeding under the Bankruptcy Code (as hereinafter defined), (ii) seek consent to or not contest the appointment of a receiver or trustee for itself or for all or any part of its property, (iii) file a petition seeking relief under any bankruptcy, arrangement, reorganization or other debtor relief laws, or (iv) make a general assignment for the benefit of its creditors.

(i)            All representations and warranties referred to herein or in the Consent Agreement shall be true as of the date of this Guaranty and shall survive the closing of the Transfer and Assumption.

Lender is entitled to rely, and has relied, upon these representations and warranties in the execution and delivery of this Guaranty, the Consent Agreement and all other documents and instruments executed and delivered by Lender in connection with the Transfer and Assumption.

5.             Financial Statements.  From time to time during the continuance of a Cash Trap Period (but no more often than once per calendar quarter), each Guarantor shall deliver to Lender, within twenty (20) days after request by Lender, a certificate of such Guarantor setting forth the Net Worth (as hereafter defined) of such Guarantor.  As used in the preceding sentence, “Net Worth” shall mean, as of a given date (x) the total assets of such Guarantor as of such date less (y) such Guarantor’s total liabilities as of such date, determined in conformity with GAAP.

6.             Unconditional Character of Obligations of Guarantor.

(a)           The obligations of Guarantor hereunder shall be irrevocable, absolute and unconditional, irrespective of the validity, regularity or enforceability, in whole or in part, of the other Loan Documents or any provision thereof, or the absence of any action to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against Borrower, Guarantor or any other Person or any action to enforce the same, any failure or delay in the enforcement of the obligations of Borrower under the other Loan Documents or Guarantor under this Guaranty, or any setoff, counterclaim, and irrespective of any other circumstances which might otherwise limit recourse against Guarantor by Lender or constitute a legal or equitable discharge or defense of a guarantor or surety.  Lender may enforce the obligations of Guarantor under this Guaranty by a proceeding at law, in equity or otherwise, independent of any loan foreclosure or similar proceeding or any deficiency action against Borrower or any other Person at any time, either before or after an action against the Property or any part thereof, Borrower or any other Person.  This Guaranty is a guaranty of payment and performance and not merely a guaranty of collection.  Guarantor waives diligence, notice of acceptance of this Guaranty, filing of claims with any court, any proceeding to enforce any provision of any other Loan Document, against Guarantor, Borrower or any other Person, any right to require a proceeding first against Borrower or any other Person, or to exhaust any security (including, without limitation, the Property) for the performance of the Guaranteed Obligations or any other obligations of Borrower or any other Person, or any protest, presentment, notice of default or other notice or demand whatsoever (except to the extent expressly provided to the contrary in this Guaranty).

(b)           The obligations of Guarantor under this Guaranty, and the rights of Lender to enforce the same by proceedings, whether by action at law, suit in equity or otherwise, shall not be in any way affected by any of the following:

(i)            any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, receivership, conservatorship, winding up or other similar proceeding involving or affecting Borrower, the Property or any part thereof, Guarantor or any other Person;

(ii)           any failure by Lender or any other Person, whether or not without fault on its part, to perform or comply with any of the terms of the Loan Agreement, or any other Loan Documents, or any document or instrument relating thereto;

(iii)          the sale, transfer or conveyance of the Property or any interest therein to any Person, whether now or hereafter having or acquiring an interest in the Property or any interest therein and whether or not pursuant to any foreclosure, trustee sale or similar proceedings against Borrower or the Property or any interest therein;

(iv)          the conveyance to Lender, any Affiliate of Lender or Lender’s nominee of the Property or any interest therein by a deed-in-lieu of foreclosure;

(v)           the release of Borrower or any other Person from the performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents by operation of law or otherwise; or

(vi)          the release in whole or in part of any collateral for any or all Guaranteed Obligations or for the Loan or any portion thereof

(c)           Except as otherwise specifically provided in this Guaranty, Guarantor hereby expressly and irrevocably waives all defenses in an action brought by Lender to enforce this Guaranty based on claims of waiver, release, surrender, alteration or compromise and all setoffs, reductions, or impairments, whether arising hereunder or otherwise.

(d)           Lender may deal with Borrower and Affiliates of Borrower in the same manner and as freely as if this Guaranty did not exist and shall be entitled, among other things, to grant Borrower or any other Person such extension or extensions of time to perform any act or acts as may be deemed advisable by Lender, at any time and from time to time, without terminating, affecting or impairing the validity of this Guaranty or the obligations of Guarantor hereunder.

(e)           No compromise, alteration, amendment, modification, extension, renewal, release or other change of, or waiver, consent, delay, omission, failure to act or other action with respect to, any liability or obligation under or with respect to, or of any of the terms, covenants or conditions of, the Loan Documents shall in any way alter, impair or affect any of the obligations of Guarantor hereunder, and Guarantor agrees that if any Loan Document is modified with Lender’s consent, the Guaranteed Obligations shall automatically be deemed modified to include such modifications.

(f)            Lender may proceed to protect and enforce any or all of its rights under this Guaranty by suit in equity or action at law, whether for the specific performance of any covenants or agreements contained in this Guaranty or otherwise, or to take any action authorized or permitted under applicable law, and shall be entitled to require and enforce the performance of all acts and things required to be performed hereunder by Guarantor.  Each and every remedy of Lender shall, to the extent permitted by law, be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity.

(g)           No waiver shall be deemed to have been made by Lender of any rights hereunder unless the same shall be in writing and signed by Lender, and any such waiver shall be a waiver only with respect to the specific matter involved and shall in no way impair the rights of Lender or the obligations of Guarantor to Lender in any other respect or at any other time.

(h)           At the option of Lender, Guarantor may be joined in any action or proceeding commenced by Lender against Borrower in connection with or based upon any other Loan Documents and recovery may be had against Guarantor in such action or proceedings or in any independent action or proceeding against Guarantor to the extent of Guarantor’s liability hereunder, without any requirement that Lender first assert, prosecute or exhaust any remedy or claim against Borrower or any other Person, or any security for the obligations of Borrower or any other Person.

(i)            Guarantor agrees that this Guaranty shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment is made by Borrower or Guarantor to Lender and such payment is rescinded or must otherwise be returned by Lender (as determined by Lender in its sole and absolute discretion) upon insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, receivership, conservatorship, winding up or other similar proceeding involving or affecting Borrower or Guarantor, all as though such payment had not been made.

(j)            In the event that Guarantor shall advance or become obligated to pay any sums under this Guaranty or in connection with the Guaranteed Obligations or in the event that for any reason whatsoever Borrower or any subsequent owner of the Property or any part thereof is now, or shall hereafter become, indebted to Guarantor, Guarantor agrees that (i) the amount of such sums and of such indebtedness and all interest thereon shall at all times be subordinate as to lien, the time of payment and in all other respects to all sums, including principal and interest and other amounts, at any time owed to Lender under the Loan Documents, and (ii) Guarantor shall not be entitled to enforce or receive payment thereof until all principal, interest and other sums due pursuant to the Loan Documents have been paid in full.  Nothing herein contained is intended or shall be construed to give Guarantor any right of subrogation in or under the Loan Documents or any right to participate in any way therein, or in the right, title or interest of Lender in or to any collateral for the Loan, notwithstanding any payments made by Guarantor under this Guaranty, until the actual and irrevocable receipt by Lender of payment in full of all principal, interest and other sums due with respect to the Loan or otherwise payable under the Loan Documents.  If any amount shall be paid to Guarantor on account of such subrogation rights at any time when any such sums due and owing to Lender shall not have been fully paid, such amount shall be paid by Guarantor to Lender for credit and application against such sums due and owing to Lender.

(k)           Guarantor’s obligations hereunder shall survive a foreclosure, deed-in-lieu of foreclosure or similar proceeding involving the Property and the exercise by Lender of any of all of its remedies pursuant to the Loan Documents.

7.             Entire Agreement/Amendments.  This instrument represents the entire agreement between the parties with respect to the subject matter hereof.  The terms of this Guaranty shall not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever except by written instrument signed by Lender and Guarantor.

8.             Successors and Assigns.  This Guaranty shall be binding upon Guarantor, and Guarantor’s estate, heirs, personal representatives, successors and assigns, may not be assigned or delegated by Guarantor and shall inure to the benefit of Lender and its successors and assigns.

9.             Applicable Law and Consent to Jurisdiction.  This Guaranty shall be governed by, and construed in accordance with, the substantive laws of the State of New York.  Guarantor irrevocably (a) agrees that any suit, action or other legal proceeding arising out of or relating to this Guaranty may be brought in a court of record in the City and County of New York or in the Courts of the United States of America located in the City and County of New York, (b) consents to the jurisdiction of each such court in any such suit, action or proceeding and (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum.  Guarantor irrevocably consents to the service of any and all process in any such suit, action or proceeding by service of copies of such process to Guarantor at its address provided in Section 13 hereof.  Nothing in this Section 9, however, shall affect the right of Lender to serve legal process in any other manner permitted by law or affect the right of Lender to bring any suit, action or proceeding against Guarantor or its property in the courts of any other jurisdictions.

10.           Section Headings.  The headings of the sections and paragraphs of this Guaranty have been inserted for convenience of reference only and shall in no way define, modify, limit or amplify any of the terms or provisions hereof.

11.           Severability.  Any provision of this Guaranty which may be determined by any competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, Guarantor hereby waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

12.           WAIVER OF TRIAL BY JURY.  GUARANTOR HEREBY WAIVES THE RIGHT OF TRIAL BY JURY IN ANY LITIGATION, ACTION OR PROCEEDING ARISING HREUDNER OR IN CONNECTION THEREWITH.

13.           Notices.  All notices, consents, approvals and requests required or permitted hereunder (a “Notice”) shall be given in writing and shall be effective for all purposes if either hand delivered with receipt acknowledged, or by a nationally recognized overnight delivery service (such as Federal Express), or by certified or registered United States mail, return receipt requested, postage prepaid, or by facsimile and confirmed by facsimile answer back, in each case addressed as follows (or to such other address or Person as a party shall designate from to time by notice to the other party):  If to Lender: to the address first above written or by telecopy to Asset Management, (913) 253-9001; if to JMI:  to the address first above written or by telecopy to (512) 539-3601, Attention: C. Brian Strickland, CFO; and if to Behringer:  to the address first above written or by telecopy to (214 655-1610, Attention: Chief Legal Officer.  A notice shall be deemed to have been given in the case of hand delivery, at the time of delivery, in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of overnight delivery, upon the first attempted delivery on a Business Day.

14.           Guarantor’s Receipt of Loan Documents.  Guarantor by its execution hereof acknowledges receipt of true copies of all of the Loan Documents, the terms and conditions of which are hereby incorporated herein by reference.

15.           Interest; Expenses.

(a)           If Guarantor fails to pay all or any sums due hereunder upon written demand by Lender, the amount of such sums payable by Guarantor to Lender shall bear interest from the date of demand until paid at the Default Rate in effect from time to time.

(b)           Guarantor hereby agrees to pay all actual costs, charges and expenses, including reasonable attorneys’ fees and disbursements, that may be incurred by Lender in enforcing the covenants, agreements, obligations and liabilities of Guarantor under this Guaranty.

16.           Joint and Several Obligations.  If Guarantor consists of more than one Person, each such Person shall have joint and several liability for the obligations of Guarantor hereunder.

[Remainder of Page Intentionally left Blank]

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first above written.

JMI REALTY LLC,
A Delaware limited liability company

By:	/s/ C. Brian Strickland
Name:	C. Brian Strickland
Title:	Vice President

BEHRINGER HARVARD OPPORTUNITY REIT II, INC., A Maryland corporation

By:	/s/ Gary S. Bresky
Name:	Gary S. Bresky
Title:	Executive Vice President, Chief Financial
Officer and Treasurer